GREENLIGHT RE ANNOUNCES
SECOND QUARTER 2014 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands - August 4, 2014 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the second quarter ended June 30, 2014. Greenlight Re reported net income of $109.6 million for the second quarter of 2014, compared to net income of $28.5 million for the same period in 2013. Fully diluted net income per share for the second quarter of 2014 was $2.89, compared to $0.76 for the same period in 2013.

Fully diluted adjusted book value per share was $30.47 as of June 30, 2014, a 25.9% increase from $24.20 per share as of June 30, 2013.

"We are pleased with the overall performance of the company during the second quarter," said Bart Hedges, Chief Executive Officer of Greenlight Re. "Our written and earned premiums decreased significantly compared to the prior year period. The decrease is mainly attributable to our decision, at the end of 2013, to exit some business that no longer met our return hurdles, as well as reduced shares, in 2014, on renewal transactions with clients that decided to retain more of their business. The competitive market conditions are making it challenging to find new business that meets our return hurdles, but we have a pipeline of attractive opportunities that we hope to underwrite over the intermediate term."

Financial and operating highlights for Greenlight Re for the second quarter ended June 30, 2014 include:

•
Gross written premiums of $33.7 million, compared to $135.2 million in the second quarter of 2013; net earned premiums were $87.9 million, a decrease from $133.0 million reported in the prior-year period.

•	Underwriting income of $5.6 million, compared to underwriting income of $11.7 million in the second quarter of 2013.

•
A composite ratio for the six months ended June 30, 2014 of 93.9% compared to 94.3% for the prior year period. The combined ratio for the six months ended June 30, 2014 was 100.7% compared to 98.3% for the prior year period.

•
A net investment gain of 8.1% on Greenlight Re's investment portfolio managed by DME Advisors, LP compared to a net investment gain of 2.0% in the second quarter of 2013. For the first six months of 2014, net investment income was $103.8 million, representing a gain of 7.3%, compared to net investment income of $85.4 million during the comparable period in 2013 when Greenlight Re reported a 7.9% return.

“Our investment results were strong in the second quarter, mainly as a result of our long portfolio which benefited from the buoyant equity markets,” stated David Einhorn, Chairman of the Board of Directors. “Our dual engine model is working well and allowing us to remain disciplined in a competitive underwriting environment.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the second quarter June 30, 2014 on Tuesday, August 5, 2014 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. Second Quarter 2014 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. Second Quarter 2014 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-336-7152
International            1-412-902-4178

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: http://dpregister.com/10049602

The conference call can also be accessed via webcast at:

http://services.choruscall.com/links/glre140805.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on August 5, 2014 until 9:00 a.m. Eastern time on August 13, 2014.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10049602. An audio file of the call will also be available on the Company's website, www.greenlightre.ky .

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Regulation G
Fully diluted adjusted book value per share is a non-GAAP measure and represents basic adjusted book value per share combined with the impact from dilution of share based compensation including in-the-money stock options and RSUs as of any period end. Book value is adjusted by subtracting the amount of the non-controlling interest in joint venture from total shareholders' equity to calculate adjusted book value. We believe that long term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance. In addition, fully diluted adjusted book value per share may be of benefit to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the reinsurance industry.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.

Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re's assets are managed according to a value-oriented equity-focused strategy that complements the Company's business goal of long-term growth in book value per share.

Contact:
Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Media:
Brian Ruby
ICR
(203) 682-8268
Brian.ruby@icrinc.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2014 and December 31, 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30, 2014	December 31, 2013
	(unaudited)	(audited)
Assets
Investments
Debt instruments, trading, at fair value	$4,600	$4,312
Equity securities, trading, at fair value	1,321,426	1,282,156
Other investments, at fair value	174,432	107,211
Total investments	1,500,458	1,393,679
Cash and cash equivalents	5,693	3,722
Restricted cash and cash equivalents	1,318,823	1,334,074
Financial contracts receivable, at fair value	97,458	104,048
Reinsurance balances receivable	145,329	167,340
Loss and loss adjustment expenses recoverable	12,848	16,829
Deferred acquisition costs, net	32,259	51,797
Unearned premiums ceded	5,635	3,173
Notes receivable	4,261	16,049
Other assets	8,072	4,565
Total assets	$3,130,836	$3,095,276
Liabilities and equity
Liabilities
Securities sold, not yet purchased, at fair value	$1,102,298	$1,111,690
Financial contracts payable, at fair value	22,449	18,857
Due to prime brokers	311,130	314,702
Loss and loss adjustment expense reserves	303,097	329,894
Unearned premium reserves	120,619	173,057
Reinsurance balances payable	43,901	38,789
Funds withheld	8,600	10,126
Other liabilities	9,502	11,857
Performance compensation payable to related party	24,045	—
Total liabilities	1,945,641	2,008,972
Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 31,040,417 (2013: 30,791,865): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,895 (2013: 6,254,949))	3,729	3,705
Additional paid-in capital	498,439	496,622
Retained earnings	651,940	551,268
Shareholders’ equity attributable to shareholders	1,154,108	1,051,595
Non-controlling interest in joint venture	31,087	34,709
Total equity	1,185,195	1,086,304
Total liabilities and equity	$3,130,836	$3,095,276

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the three and six months ended June 30, 2014 and 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended June 30		Six months ended June 30
	2014	2013	2014	2013
Revenues
Gross premiums written	$33,654	$135,198	$152,555	$262,162
Gross premiums ceded	(2,759)	(2,514)	(8,699)	1,464
Net premiums written	30,895	132,684	143,856	263,626
Change in net unearned premium reserves	56,960	316	55,688	(21,155)
Net premiums earned	87,855	133,000	199,544	242,471
Net investment income	113,932	24,247	103,782	85,386
Other income (expense), net	(18)	(488)	423	(100)
Total revenues	201,769	156,759	303,749	327,757
Expenses
Loss and loss adjustment expenses incurred, net	56,644	78,345	124,007	144,623
Acquisition costs, net	25,570	42,936	63,366	84,232
General and administrative expenses	6,941	5,943	13,400	9,703
Total expenses	89,155	127,224	200,773	238,558
Income before income tax expense	112,614	29,535	102,976	89,199
Income tax (expense) benefit	14	(142)	574	(450)
Net income including non-controlling interest	112,628	29,393	103,550	88,749
Income attributable to non-controlling interest in joint venture	(3,075)	(893)	(2,878)	(3,516)
Net income	$109,553	$28,500	$100,672	$85,233
Earnings per share
Basic	$2.94	$0.77	$2.71	$2.32
Diluted	$2.89	$0.76	$2.66	$2.27
Weighted average number of ordinary shares used in the determination of earnings per share
Basic	37,246,922	36,830,046	37,161,818	36,780,438
Diluted	37,902,106	37,537,500	37,843,013	37,481,162

The following table provides the ratios for the six months ended June 30, 2014 and 2013:

	Six months ended June 30			Six months ended June 30
		2014			2013
	Frequency	Severity	Total	Frequency	Severity	Total

Loss ratio	65.4%	10.5%	62.1%	65.4%	(144.2)%	59.6%
Acquisition cost ratio	32.6%	18.8%	31.8%	35.2%	19.6%	34.7%
Composite ratio	98.0%	29.3%	93.9%	100.6%	(124.6)%	94.3%
Internal expense ratio			5.1%			4.1%
Corporate expense ratio			1.7%			(0.1)%
Combined ratio			100.7%			98.3%